      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1996


                                            REGISTRATION STATEMENT NO. 333-06885
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          BROOKTROUT TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MASSACHUSETTS                                         04-2814792
           (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                                410 FIRST AVENUE
                               NEEDHAM, MA 02194
                                 (617) 449-4100
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 ERIC R. GILER
                                   PRESIDENT
                          BROOKTROUT TECHNOLOGY, INC.
                                410 FIRST AVENUE
                               NEEDHAM, MA 02194
                                 (617) 449-4100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                WITH COPIES TO:

               THOMAS P. STORER, P.C.                                KENNETH R. LAMB, ESQ.
             GOODWIN, PROCTER & HOAR LLP                          GIBSON, DUNN & CRUTCHER LLP
                   EXCHANGE PLACE                            ONE MONTGOMERY STREET, TELESIS TOWER
                BOSTON, MA 02109-2881                            SAN FRANCISCO, CA 94104-4505
                   (617) 570-1000                                       (415) 393-8200

                            ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ----------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ----------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     The sole purpose for the filing of this Amendment No. 1 to the Registration Statement (File No.


333-06885) is to put on file three exhibits to the Registration Statement, as indicated in Part II hereof, and to complete Item 14 of Part II of the Registration Statement. No changes to Part I of the Registration Statement are to be effected by this Amendment No. 1 and Part I is therefore omitted from this Amendment No. 1.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (all of which are estimated, other than the filing fee of the Securities and Exchange Commission):


    Securities and Exchange Commission filing fee.............................  $ 19,852
    NASD Fee..................................................................     6,257
    NASDAQ Listing Fee........................................................    17,500
    Legal fees and expenses...................................................   175,000
    Accounting fees and expenses..............................................    60,000
    Printing expenses.........................................................    75,000
    Blue sky fees and expenses................................................    10,000
    Miscellaneous.............................................................    36,391
                                                                                --------
                                                                                $400,000
                                                                                ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

     Article VI.D of the Restated Articles of Organization of the Company provides that, except under certain circumstances, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director.

     Article IV of the By-laws of the Company provides for indemnification of the officers and directors of the Company to the full extent provided by applicable law.

ITEM 16. EXHIBITS.


     Unless otherwise indicated, all exhibits were filed with the Registration
Statement on Form S-3 on June 26, 1996.



EXHIBIT
  NO.                                          DESCRIPTION
- -------                                        -----------
  *1.1    Form of Underwriting Agreement.
  *5.1    Opinion of Goodwin, Procter & Hoar LLP regarding the legality of the securities being registered.
  11.1    Statement regarding computation of per share earnings
 *23.1    Consent of Goodwin, Procter & Hoar LLP (included in its opinion filed as Exhibit 5).
 *23.2    Independent Auditors' Consent -- Deloitte & Touche LLP.
  24.1    Power of Attorney (included in signature page of Registration Statement filed on June
          26, 1996).
    27    Financial Data Schedule.

- ---------------

 * Filed herewith.



ITEM 17. UNDERTAKINGS.


     (a) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 9, 1996.


                                          BROOKTROUT TECHNOLOGY, INC.


                                          By:      /s/  ROBERT C. LEAHY


                                            ------------------------------------

                                                      Robert C. Leahy


                                               Vice President of Finance and


                                                 Operations, and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



               SIGNATURE                                 TITLE                        DATE
- ----------------------------------------  -----------------------------------    --------------
                  *                       President, Chief Executive Officer      July 9, 1996
- ----------------------------------------  and Director (Principal Executive
             Eric R. Giler                Officer)

                  *                       Vice President of Research and          July 9, 1996
- ----------------------------------------  Development, Clerk and Director
            David W. Duehren

               /s/  ROBERT C. LEAHY       Vice President of Finance and           July 9, 1996
- ----------------------------------------  Operations, and Treasurer
            Robert C. Leahy               (Principal Financial and Accounting
                                          Officer)

                  *                       Vice President of Advanced Product      July 9, 1996
- ----------------------------------------  Engineering and Director
            Patrick T. Hynes

                  *                       Director                                July 9, 1996
- ----------------------------------------
           Robert G. Barrett

                  *                       Director                                July 9, 1996
- ----------------------------------------
            David L. Chapman

                  *                       Director                                July 9, 1996
- ----------------------------------------
           W. Brooke Tunstall



*By   /s/  ROBERT C. LEAHY


    -----------------------------

           Robert C. Leahy


          Attorney-in-fact